Exhibit 99.1

Consent of Person About to Become a Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the registration statement on Form F-4 of Sibanye-Stillwater, and any amendments and supplements thereto, as a person about to become a member of the board of directors of Sibanye-Stillwater and to the filing of this consent as an exhibit to such registration statement and any amendment or supplement thereto.

By:	/s/ Vincent Maphai	By:	/s/ Neal Froneman
Name:	Vincent Maphai	Name:	Neal Froneman
Title:	Independent Non-Executive Director	Tile:	Executive Director
Date:	October 4, 2019	Date:	October 4, 2019

By:	/s/ Charl Keyter	By:	/s/ Timothy Cumming
Name:	Charl Keyter	Name:	Timothy Cumming
Title:	Executive Director	Title:	Independent Non-Executive Director
Date:	October 4, 2019	Date:	October 4, 2019

By:	/s/ Savannah Danson	By:	/s/ Harry Kenyon Slaney
Name:	Savannah Danson	Name:	Harry Kenyon Slaney
Title:	Independent Non-Executive Director	Title:	Independent Non-Executive Director
Date:	October 4, 2019	Date:	October 4, 2019

By:	/s/ Richard Menell	By:	/s/ Nkosemntu Nika
Name:	Richard Menell	Name:	Nkosemntu Nika
Title:	Independent Non-Executive Director	Title:	Independent Non-Executive Director
Date:	October 4, 2019	Date:	October 4, 2019

By:	/s/ Keith Rayner	By:	/s/ Susan van der Merwe
Name:	Keith Rayner	Name:	Susan van der Merwe
Title:	Independent Non-Executive Director	Title:	Independent Non-Executive Director
Date:	October 4, 2019	Date:	October 4, 2019

By:	/s/ Jerry Vilakazi
Name:	Jerry Vilakazi
Title:	Independent Non-Executive Director
Date:	October 4, 2019